UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 19, 2008

PSIVIDA CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-51122	26-2774444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Pleasant Street

Watertown, MA 02472

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 926-5000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On June 19, 2008, pSivida Limited reincorporated from Australia to the United States (the “Reincorporation”). The Reincorporation was consummated pursuant to a scheme of arrangement under Australian law (the “Scheme”) in which all outstanding ordinary shares of pSivida Limited, a company incorporated in Western Australia, were transferred by court order to pSivida Corp., a company incorporated in Delaware, in exchange for shares of pSivida Corp. common stock. Holders of pSivida Limited ordinary shares received one CHESS Depositary Instrument (“CDI”), representing one share of pSivida Corp. common stock, for every forty ordinary shares of pSivida Limited. Holders of pSivida Limited American Depositary Shares (“ADSs”) received one share of pSivida Corp. common stock for every four ADSs of pSivida Limited. Pursuant to the Scheme, by court order, all of the assets of pSivida Limited, including the stock in its subsidiaries, were transferred to pSivida Corp., and all of the liabilities of pSivida Limited, including options and warrants, were transferred to and assumed by pSivida Corp., and pSivida Limited was deregistered without a winding up. pSivida Corp.’s common stock is listed on the NASDAQ Global Market and the Frankfurt Stock Exchange. pSivida Corp.’s CDIs are listed on the Australian Stock Exchange and the Frankfurt Stock Exchange.

pSivida Corp. issued a total of 18,262,345 shares of common stock pursuant to the Scheme, of which 10,330,878 were represented by CDIs. pSivida Corp.’s common stock issued in the Reincorporation was issued in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended, provided in Section 3(a)(10) of the Securities Act of 1933, as amended, based on the approval of the Scheme by the Federal Court of Australia.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSIVIDA CORP.

/s/ Michael J. Soja
Name: Michael J. Soja Title: Vice President, Finance and CFO

Dated: June 24, 2008